EXHIBIT 32.1

CERTIFICATIONS OF THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Décor Products International, Inc., that, to his knowledge, the Annual Report of Décor Products International, Inc. on Form 10-K for the period ended December 31, 2010 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the company.

April 15, 2011
By /s/ Rui Sheng Liu
Rui Sheng Liu
President and Chief Executive Officer
(Principal Executive Officer)

April 15, 2011
By /s/ Wai Fai Law
Wai Fai Law
Chief Financial Officer
(Principal Financial Officer)

                A signed original of this written statement required by Section 906 has been provided to Décor Products International, Inc. and will be retained by Décor Products International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.